Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of 180 Life Sciences Corp. (f/ka KBL Merger Corp. IV and the “Company”) on Form 10-Q/A for the quarterly period ended June 30, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, James N. Woody, Chief Executive Officer of the Company, and Ozan Pamir, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 5, 2021	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer (Principal Executive Officer)

Date: February 5, 2021	By:	/s/ Ozan Pamir
Ozan Pamir
Chief Financial Officer (Principal Financial and Accounting Officer)